                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           FIRST CHARTER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                           FIRST CHARTER CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               TABLE OF CONTENTS

                                                                                                               Page
INFORMATION ABOUT ANNUAL MEETING AND VOTING.......................................................................1
       Background Information.....................................................................................1
       Purpose of Proxy Statement.................................................................................1
       Business to be Transacted..................................................................................1
       Who May Vote...............................................................................................2
       How to Vote................................................................................................2
       Quorum to Transact Business................................................................................2
       Voting of Shares via Proxy.................................................................................2
       Revocation of Proxy........................................................................................2
       Vote Necessary for Action..................................................................................3
       Duplicate Proxy Statements and Cards.......................................................................3
       Other Business.............................................................................................3
       Expenses of Solicitation...................................................................................3

PRINCIPAL SHAREHOLDERS............................................................................................4

ELECTION OF DIRECTORS.............................................................................................5
       Nominees for Terms Expiring in 2002........................................................................6
       Continuing Directors With Terms Expiring in 2001...........................................................6
       Continuing Directors with Terms Expiring in 2000...........................................................7
       Compensation of Directors..................................................................................7
       Attendance of Directors....................................................................................8
       Committees of the Board of Directors.......................................................................8
       Nominations for Director..................................................................................10

MANAGEMENT OWNERSHIP OF COMMON STOCK.............................................................................11

EXECUTIVE COMPENSATION...........................................................................................12
       Summary Compensation Table................................................................................12
       Stock Option Plans........................................................................................13
       Change in Control and Employment Agreements...............................................................13

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION.......................................................14
       Compensation of Chief Executive Officer...................................................................18

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION IN COMPENSATION DECISIONS..................................................................18

PERFORMANCE GRAPH................................................................................................19
       Five-Year Performance Index...............................................................................19

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................20

RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.........................................................20

ANNUAL REPORT....................................................................................................20

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..........................................................20

SHAREHOLDER PROPOSALS............................................................................................20

FORM 10-K........................................................................................................21

OTHER BUSINESS...................................................................................................21

                            FIRST CHARTER CORPORATION
                             22 Union Street, North
                          Concord, North Carolina 28025

                         ------------------------------

                                 PROXY STATEMENT

                         ------------------------------

                       1999 Annual Meeting of Shareholders
                          to be held on April 27, 1999

                   INFORMATION ABOUT ANNUAL MEETING AND VOTING

BACKGROUND INFORMATION

         The principal executive offices of First Charter Corporation are located at 22 Union Street, North, Concord, North Carolina 28025 and our telephone number is (800) 422-4650. We own all of the outstanding capital stock of First Charter National Bank, a national banking association ("FCNB"), and Home Federal Savings and Loan Association, a federal savings and loan association ("Home Federal").

         Incidentally, the term "Corporation" (as well as the words "we," "us" and "our") refer to First Charter Corporation. References to "you" or "your" refer to our shareholders. The term "Common Stock" means the Corporation's outstanding common stock.

PURPOSE OF PROXY STATEMENT

         The Board of Directors of First Charter Corporation is soliciting your proxy for voting at our Annual Meeting of Shareholders to be held on April 27, 1999 at 5:00 p.m., at The Charlotte Hilton at University Place, Charlotte, North Carolina. This proxy statement has been mailed to shareholders on March 22, 1999.

BUSINESS TO BE TRANSACTED

         At the Annual Meeting, shareholders will vote on (1) the election of four directors, and (2) the ratification of the action of the Board of Directors in selecting KPMG LLP ("KPMG") as independent certified public accountants for 1999. No other items are scheduled to be voted upon.

WHO MAY VOTE

         Shareholders as of the close of business on February 19, 1999 (the "Record Date") are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each of the matters voted upon at the meeting, except that shares held by FCNB, whether or not held in a fiduciary capacity, may not be voted by FCNB in the election of directors.

HOW TO VOTE

         Shareholders may vote
         -  In person
         -  By mail via the proxy card

QUORUM TO TRANSACT BUSINESS

         A quorum for the transaction of business at the Annual Meeting consists of the majority of the issued and outstanding shares of the Common Stock entitled to vote on a particular matter, present in person or represented by proxy. As of the Record Date, 18,477,646 shares of Common Stock were issued and outstanding. If you attend in person and indicate your presence, or mail in a properly dated proxy card, your shares will be counted toward a quorum.

VOTING OF SHARES VIA PROXY

         If you have submitted a properly executed proxy via the mail and a quorum is established, your shares will be voted as you indicate. However, if you mail in your proxy card and sign and date your card, but do not mark it, your shares will be voted in favor of the election of the four nominated directors and in favor of ratifying KPMG as our independent certified public accountants for 1999. If you sign and date your proxy card and withhold voting for any or all of the nominated directors (as explained on the proxy card) or abstain regarding the ratification of KPMG, your vote will be recorded as being withheld or as an abstention as the case may be, but it will have no effect on the outcome of the vote. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called "broker non-votes") will be counted for purposes of determining a quorum but will not affect the outcome of the vote.

REVOCATION OF PROXY

         If you later decide to revoke or change your proxy, you may do so by:
(1) sending a written statement to that effect to the Secretary of the Corporation; or (2) submitting a properly signed proxy with a later date; or (3) voting in person at the Annual Meeting.

VOTE NECESSARY FOR ACTION

         Directors are elected by a plurality vote of shares present at the meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. In an uncontested election for directors, the plurality requirement is not a factor. The ratification of the appointment of KPMG as our independent certified public accountants for 1999 requires an affirmative vote of the majority of the shares present and voting at the meeting.

DUPLICATE PROXY STATEMENTS AND CARDS

         You may receive more than one proxy statement, proxy card or Annual Report. This duplication will occur if title to your shares is registered differently or your shares are in more than one type of account maintained by Registrar and Transfer Company, our transfer agent. To have all your shares voted, please sign and return all proxy cards.

OTHER BUSINESS

         We know of no other matters to be presented for shareholder action at the Annual Meeting. If other matters are properly presented at the meeting, your signed and dated proxy card gives authority to Robert O. Bratton, David E. Keul and Anne C. Forrest to vote your shares in accordance with their best judgment.

EXPENSES OF SOLICITATION

         The Corporation pays the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally or by telephone, by our officers and employees without additional compensation. The Corporation pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

                             PRINCIPAL SHAREHOLDERS

         The following table lists all shareholders known to us to beneficially own more than 5% of the outstanding shares of the Common Stock on December 31, 1998.

                                                                                 Shares
                                                                             Beneficially Owned
                                                                    -------------------------------------
         Name and Address                                              Number            Percent of Class
         ----------------                                           -------------------------------------
         First Charter National Bank
         Post Office Box 228
         Concord, North Carolina 28026-0228                         1,056,107(1)                5.73%

(1) Includes 964,709 shares held in various fiduciary capacities where FCNB has sole voting power and 91,398 shares held in various fiduciary capacities where it has shared voting power. FCNB has sole investment power over 231,142 shares and shared investment power over 98,032 shares.

                              ELECTION OF DIRECTORS

         Our Articles of Incorporation and Bylaws provide that the Board of Directors will consist of at least five but not more than twenty-five members. The exact number of directors is determined by either the agreement of at least 75% of the members of the Board of Directors or by vote of the shareholders. The directors are divided into three classes having staggered three-year terms. Each class of directors is as nearly equal in number as possible. Our Bylaws provide that a director's term will expire at the first shareholders' meeting after that director reaches age 70.

         On October 1, 1998, Ray W. Bradley, Jr., Joe M. Logan, John M. McCaskill and Willie E. Royal were elected to the Board of Directors in connection with the merger of HFNC Financial Corp. ("HFNC"), with and into the Corporation. In addition, H. Clark Goodwin resigned from the Board of Directors effective December 15, 1998 and James B. Fincher died in October, 1998. As a result of these changes, there are currently sixteen directors of the Corporation. The terms of eight of these directors expire at the Annual Meeting. In accordance with our mandatory retirement age bylaw, Ray W. Bradley, Jr., T. Carl Dedmon, Joe M. Logan and Willie E. Royal are retiring from the Board. The Board of Directors has determined not to fill the vacancies created by the departure of these individuals, and, pursuant to the Bylaws, intends to decrease the number of directors from eighteen to twelve effective as of the Annual Meeting.

         The Board has nominated for re-election the four remaining members of the Board of Directors whose terms expire at the Annual Meeting. It is intended that the persons named in the accompanying form of proxy will vote to elect the four nominees listed below unless authority to vote is withheld. The nominees will serve until the 2002 annual meeting of shareholders or until an earlier resignation or retirement or until a successor shall be elected and shall qualify to serve. We expect that each of the nominees will be available for election. However, if a vacancy in the slate of nominees is caused by death or other unexpected occurrence, it is intended that shares represented by the accompanying proxy will be voted for the election of a substitute nominee selected by the persons named in the proxy. Directors will be elected by a plurality of the votes cast. Accordingly, votes withheld from director nominees and broker non-votes, if any, will not have the effect of a "negative" vote for the election of directors. WE RECOMMEND A VOTE FOR ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

         The names, ages and principal occupation (which has continued for the past five years unless otherwise indicated) and certain other information for each of the nominees and continuing directors is set forth below.

NOMINEES FOR TERMS EXPIRING IN 2002

WILLIAM R. BLACK, age 50, is a medical doctor specializing in oncology. Dr. Black has been a director since 1990.

JOHN J. GODBOLD, JR., age 57, was Executive Vice President of FCNB until his retirement effective January 1, 1999. Prior to the merger of Carolina State Bank ("CSB") into FCNB, Mr. Godbold served as President and Chief Executive Officer and a director of CSB. Mr. Godbold has been a director since December 1997.

JOHN M. McCASKILL, age 64, was the Senior Vice President of Operations for Belk Brothers Company, a retail department store chain until his retirement in December, 1997. Prior to the merger of HFNC into the Corporation in September 1998, Mr. McCaskill served as a director of HFNC. Mr. McCaskill has been a director since October 1998.

FRANK H. HAWFIELD, JR., age 65, is the owner of Firestone Home and Auto Supply Store, a retail home and auto supply company. Mr. Hawfield has been a director since 1995.

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2001

J. KNOX HILLMAN, JR., age 57, is the principal owner and Chief Executive Officer of Shuford Insurance Agency, Inc., a general insurance agency. Mr. Hillman has been a director since 1984.

LAWRENCE M. KIMBROUGH, age 58, is the President and Chief Executive Officer of the Corporation, FCNB and Home Federal. Mr. Kimbrough has been a director since 1986.

DR. JERRY E. McGEE, age 56, has been President of Wingate University since August 1992. Prior to being President of Wingate University, Dr. McGee served as Vice President for Development at Furman University. Dr. McGee has been a director since 1995.

THOMAS R. REVELS, age 46, has been President and Chief Executive Officer of Novant Health, Inc., Southern Piedmont Region/Presbyterian Healthcare ("Novant"), a healthcare services company, since January 1998. Prior to being President and Chief Executive Officer of Novant, Mr. Revels served as President and Chief Executive Officer of Northeast Medical Center, a healthcare services company, from April 1997 to December 1997. Prior to that time, from May 1994 to April 1997, he served as President and Chief Executive Officer of Cabarrus Memorial Hospital, a healthcare services company. From October 1989 to May 1994, Mr. Revels served as Executive Vice President and Chief Operating Officer of McLeod Regional Medical Center, a healthcare services company. Mr. Revels has been a director since July 1997.

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2000

MICHAEL R. COLTRANE, age 52, is the President and Chief Executive Officer of CT Communications, Inc., a North Carolina telecommunications company. Mr. Coltrane also serves as the Vice Chairman of the Corporation and of FCNB. He served as a director of the Corporation from 1983 until 1985 and has currently served as a director since 1988. Mr. Coltrane also serves as a director of CT Communications, Inc.

J. ROY DAVIS, JR., age 65, is the principal owner and Chief Executive Officer of S&D Coffee, Inc., a coffee roasting and beverage distribution firm. He also serves as the Chairman of the Board of the Corporation, FCNB and Home Federal. Mr. Davis has been a director since 1983.

CHARLES F. HARRY III, age 62, is President of Grover Industries, Inc., a textile company. Mr. Harry has been a director since December 1997.

HUGH H. MORRISON, age 51, is the President of E. L. Morrison Co., Inc., a retail building supply company. Mr. Morrison has been a director since 1985.

         No director has a family relationship as close as first cousin with any other director, nominee for director or executive officer of the Corporation.

COMPENSATION OF DIRECTORS

         During 1998, each director of the Corporation who was not employed by the Corporation or its subsidiaries (an "outside director") was paid (1) $250 per quarter for his services as a director, (2) $400 for each meeting of the Board of Directors of the Corporation attended, and (3) $200 for each committee meeting attended.

         We also maintain the Deferred Compensation Plan for Non-Employee Directors (the "Deferred Compensation Plan"). This plan permits outside directors to elect to defer all or a portion of their fees. The deferred fees may be invested in a cash account, which is credited with interest at an annual rate equal to FCNB's Prime Rate, or in a stock-based account, in which the participant will be credited with units based on the value of shares of Common Stock. Amounts invested in the stock account are credited with additional amounts representing the value of dividends declared and paid from time to time. Under the Deferred Compensation Plan, a participant may elect to receive amounts (payable in cash only) in a lump sum or in equal installments over five years, following the participant's death, disability, retirement from the Board of Directors or any other date selected by the participant which is at least six months following the participant's election date.

         We also maintain the Stock Option Plan for Non-Employee Directors ("the Director Option Plan"). The Compensation Committee from time to time may grant non-qualified options to purchase Common Stock to outside directors of the Corporation or a subsidiary in accordance with this plan. The terms and provisions of any options granted, including the termination and/or vesting or accelerated exercise of the options, upon death, disability, retirement or otherwise, is subject to the discretion of the Compensation Committee. The exercise price of any option, must be equal to the fair market value of the Common Stock on the date of grant. In April, 1998, the Compensation Committee granted an option to purchase 1,000 shares of Common Stock to each of the outside directors of the Corporation and its subsidiaries at that time. The options granted to these persons have terms of ten years and are exercisable in cumulative installments of 20% per year over five years, at an exercise price of $26.75 per share (the fair market value on the date of grant).

         We have agreed to appoint Ray W. Bradley, Jr., Joe M. Logan and Willie
E. Royal, each of whom will retire because their age exceeds the retirement age for directors, as Directors Emeritus. Each Director Emeritus will receive $8,000 of compensation for the year following the Annual Meeting.

ATTENDANCE OF DIRECTORS

         During 1998, the Board of Directors held 11 meetings. Each director other than James B. Fincher attended at least 75% of the meetings of the Board of Directors, and of all committees of the Board of Directors on which he served, which were held when he was a director.

COMMITTEES OF THE BOARD OF DIRECTORS

         A description of the duties of each of our committees follows the table of membership and meetings.

                        COMMITTEE MEMBERSHIP AND MEETINGS

                                         ASSET-LIABILITY
                       NAME                 MANAGEMENT         AUDIT         COMPENSATION           EXECUTIVE
                       ----              ---------------       -----         ------------           ---------
William R. Black                             x
Ray W. Bradley, Jr.
Michael R. Coltrane                          x                  CH                   x                  x
J. Roy Davis, Jr.                            x                                       x                  CH
T. Carl Dedmon                                                   x
John J. Godbold, Jr.
Charles F. Harry III
Frank H. Hawfield, Jr.                                                               x
J. Knox Hillman, Jr.                                                                CH                  x
Lawrence M. Kimbrough                        x                                                          x
Joe M. Logan
John M. McCaskill
Jerry E. McGee                              CH                                       x                  x
Hugh H. Morrison
Thomas R. Revels                             x                                                          x
Willie E. Royal

Number of meetings during 1998               3                   1                   7                  11

---------
CH represents Chairman



         Executive Committee. The Executive Committee reviews the regularly scheduled Board of Directors meeting agendas. The committee reviews management reports and makes recommendations to the directors at the regularly scheduled Board of Directors meetings. Our Bylaws provide that the Executive Committee also serves as the nominating committee. In this capacity, the Executive Committee determines the nominees for director in a given year and may consider written nominations of candidates for election to the Board of Directors properly submitted by shareholders to the Secretary of the Corporation.

         Audit Committee. The Audit Committee reviews the work and reports of our internal auditors. On an annual basis, this committee reviews our independent auditors reports and any examinations made by regulatory agencies. The Audit Committee also establishes the scope and detail of the audit program, which is conducted by the internal auditors to protect against improper and unsound practices and to furnish adequate protection of all of our assets and records. It also reviews proposals from the independent certified public accountants and makes recommendations to the full Board of Directors.

         Compensation Committee. The Compensation Committee annually reviews and recommends to the Board of Directors salary grade ranges and merit increase guidelines for our employees and the employees of our subsidiaries. In addition, the committee recommends to the Board of Directors the annual budget request for all salaries and overtime and specifically recommends to the Board of Directors all executive officers' salaries. It also reviews recommendations from management regarding major benefit plans and recommends to the Board of Directors annually the formula for matching contributions to the First Charter Retirement Savings Plan as well as the formula for funding and payments under the Corporation's Executive Incentive Bonus Plan. The Compensation Committee also grants options under and administers our Comprehensive Stock Option Plan, the 1999 Employee Stock Purchase Plan and the Stock Option Plan for Non-Employee Directors. In order to comply with certain restrictions under Rule 16b-3, the Compensation Committee generally will be composed solely of directors who qualify as "non-employee directors," as that term is defined under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         Asset-Liability Management Committee. The Asset-Liability Management Committee monitors our financial condition and makes adjustments in policies affecting lending, pricing of services, investment securities and liability positions with a view to current and anticipated interest rates and other economic conditions.

NOMINATIONS FOR DIRECTOR

         Our Bylaws set forth the procedures for you to follow in order to nominate persons for election to the Board of Directors. Generally, you may properly bring a nomination before the annual meeting of shareholders in a given year if you provide written notice to the Corporation's Secretary at least 50 days, but not more than 75 days, prior to the anniversary date of the prior year's shareholder meeting. This notice must include certain biographical information relating to the person nominated. You must also inform us of the number of shares of Common Stock you beneficially own. The Executive Committee may (in its discretion) consider the nomination for the Board of Directors' slate of nominees for that year. The Bylaws provide a different time frame for submitting nominations if the annual meeting is held more than 30 days before or 60 days after the anniversary date of the prior year's meeting. Finally, the Bylaws set forth under what circumstances you may submit a nomination for director before a special meeting of shareholders and the time within which the nomination must be submitted. Unless nominations are presented in accordance with these Bylaw provisions, they will be disregarded and invalid. You may obtain a copy of the Bylaws, upon written request to First Charter Corporation, Post Office Box 228, Concord, North Carolina, 28026-0228, Attention: Robert O. Bratton, and upon payment of $25.00 to cover the costs of reproduction and mailing.

                      MANAGEMENT OWNERSHIP OF COMMON STOCK

         The following table shows, as of December 31, 1998, the number of shares of Common Stock and the percent of outstanding Common Stock beneficially owned by (i) all current directors and nominees for director, (ii) each executive officer of the Corporation named in the Summary Compensation Table contained elsewhere herein and (iii) all directors, nominees for director and executive officers as a group.

                                                       Shares Beneficially Owned (1)
                                                  ---------------------------------------
         Name                                      Number(2)             Percent of Class
         ----                                     ---------              ----------------
William R. Black                                     20,853                     *
Ray W. Bradley, Jr.                                  69,768                     *
Robert O. Bratton                                    87,646(3)                  *
Michael R. Coltrane                                  74,685(4)                  *
J. Roy Davis, Jr.                                    31,706                     *
T. Carl Dedmon                                      154,842                     *
Robert G. Fox                                        23,084                     *
John J. Godbold, Jr.                                 86,486                     *
Charles F. Harry III                                 69,265                     *
Frank H. Hawfield, Jr.                               17,063                     *
J. Knox Hillman, Jr.                                  7,818                     *
Lawrence M. Kimbrough                                70,496(5)                  *
Joe M. Logan                                         72,986                     *
John M. McCaskill                                    38,958                     *
Edward B. McConnell                                   9,178                     *
Jerry E. McGee                                       11,954                     *
Hugh H. Morrison                                     38,447                     *
Thomas R. Revels                                      2,098                     *
Willie E. Royal                                      73,443                     *

All directors and executive officers
of the Corporation as a group (19 persons)
                                                    960,776                  5.21%

---------------
*Less than 1%.

(1) Unless otherwise noted, the persons named in the table have sole voting and investment power over shares included in the table.

(2) Includes shares represented by options that are currently exercisable or exercisable within 60 days in the following amounts: Mr. Black 920; Mr. Bradley 48,998; Mr. Bratton 15,066; Mr. Coltrane 920; Mr. Davis 920; Mr. Dedmon 21; Mr. Fox 16,280; Mr. Godbold 35,544; Mr. Harry 200; Mr. Hawfield 920; Mr. Hillman 920; Mr. Kimbrough 15,776; Mr. Logan 48,998; Mr. McCaskill 48,998; Mr. McConnell 6,528; Dr. McGee 920; Mr. Morrison 200; Mr. Revels 200; Mr. Royal 48,998.

(3) Includes 1,951 restricted shares granted under the Corporation's Restricted Stock Award Program.

(4) Includes 8,647 shares owned by Mr. Coltrane's spouse as to which he disclaims beneficial ownership.

(5) Includes 3,902 restricted shares granted under the Corporation's Restricted Stock Award Program.

                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE


         The following Summary Compensation Table shows the compensation of the Chief Executive Officer and all of our other executive officers during 1998 (the "named executive officers"), for the past three years.


                                                                                Long Term
                                           Annual Compensation                Compensation
                                 --------------------------------------   -------------------------
                                                              Other       Restricted   Securities
                                                              Annual        Stock      Underlying     All Other
Name and                           Salary        Bonus     Compensation     Award      Options/SARs  Compensation
Principal Position(s)     Year      ($)           ($)           ($)          ($)         (#) (2)         ($)
---------------------     ----   ---------  -----------    ------------- -----------    -----------  ------------
Lawrence M. Kimbrough     1998   $ 198,454  $ 50,000(3)    $      0       $99,989(1)       8,842       $19,374(4)
   President and Chief    1997     156,546   120,900              0             0          3,900        19,110
   Executive Officer      1996     155,000    91,760              0             0          7,056        17,820

Robert O. Bratton         1998   $ 138,818  $ 42,000(3)    $      0       $49,994(1)           0       $19,374(4)
   Executive Vice         1997     116,182    67,275              0             0          2,400        17,396
   President, Chief       1996     115,000    61,060              0             0          3,360        16,106
   Operating Officer and
   Chief Financial Officer

Robert G. Fox             1998   $ 125,000  $ 37,500(3)    $      0       $     0              0       $19,374(4)
   Executive Vice         1997     115,000    67,275              0             0          8,400        17,373
   President              1996     105,000    46,620              0             0          4,200        14,892

Edward B. McConnell       1998   $ 125,000  $ 37,500(3)    $      0       $     0              0       $19,374(4)
   Executive Vice         1997     115,000    67,275              0             0          2,400        15,705
   President (5)          1996      96,250    32,745              0             0          3,792         8,719

------------------
(1) These amounts are the dollar values of restricted stock awards granted each year. Each value is determined by multiplying the number of shares in each award by the closing market price of common stock on the date of grant. Holders of restricted stock receive the same cash dividends as other stockholders owning common stock. The restrictions imposed on the restricted shares will lapse with respect to one-fifth of the shares on each of 12/31/98, 12/31/99, 12/31/00, 12/31/01 and 12/31/02.
         In the event the participant's employment with the Corporation ends due to the participant's death, disability or retirement with the consent of the Corporation, or because the Corporation undergoes a change of control, all restrictions will lapse and all restricted shares will be released to the participant. As of December 31, 1998, the aggregate number and market value of all restricted shares held by Messrs. Kimbrough and Bratton were 3,902 ($67,310) and 1,951 ($33,655), respectively.

(2) Share information has been adjusted as applicable for a 6-for-5 stock split declared in the second quarter of 1997.

(3) Represents amounts paid pursuant to the Corporation's Executive Incentive Bonus Plan. See "Report of Compensation Committee on Executive Compensation" for a brief description of the Executive Incentive Bonus Plan.

(4) Consists of (i) $16,224 contributed by the Corporation under the Retirement Savings Plan and the Money Purchase Pension Plan (the "Retirement Plans"), and (ii) $3,150 representing the dollar value of the premium paid by the Corporation for term life insurance.

(5) Mr. McConnell first became an executive officer of the Corporation upon his promotion to Executive Vice President in November 1996.

STOCK OPTION PLANS

         We have in effect the Comprehensive Stock Option Plan pursuant to which the Compensation Committee may grant stock options to officers and other key employees of the Corporation and its subsidiaries. In addition, we also have in effect the 1998 Employee Stock Purchase Plan and the 1999 Employee Stock Purchase Plan.

         There were no option grants pursuant to the Comprehensive Stock Option Plan during 1998 to the named executive officers.

         The following table provides a summary of the stock option exercises during 1998 by the named executive officers and the value of each executive's unexercised stock options held at fiscal year end under the Comprehensive Stock Option Plan.

                     AGGREGATED OPTION/SAR EXERCISES IN 1998
                        AND OPTION/SAR VALUES AT 12/31/98

                                                                Number of
                                                         Securities Underlying              Value of Unexercised
                                                      Unexercised Options/SARs        In-the-money Options/SARs (1)
                          Shares                         at 12/31/98 (1)                      at 12/31/98
                        Acquired on     Value      --------------------------------   -----------------------------
       Name              Exercise     Realized       Exercisable     Unexercisable     Exercisable   Unexercisable
-----------------     ------------   -----------   --------------- ----------------   -------------  --------------
L. M. Kimbrough          13,200       $206,985          15,776           5,484            $35,059      $       0

R. O. Bratton             3,362      $  51,850          14,366           3,384            $61,209      $       0

R. G. Fox                     0      $       0          15,080           6,816            $50,093      $       0

E. B. McConnell               0      $       0           6,528           3,672            $10,476      $   2,629

-------------------
(1) Determined based on the closing price of $17.25 of the Common Stock as reported by the Nasdaq National Market as of December 31, 1998.

CHANGE IN CONTROL AND EMPLOYMENT AGREEMENTS

         The Corporation has entered into Change in Control Agreements with Messrs. Kimbrough, Bratton, Fox and McConnell. These agreements provide for certain payments to such officers in the event their employment is terminated following a "change in control" of the Corporation. For purposes of the agreements, a "change in control" generally includes a merger or similar transaction involving the Corporation in which the Corporation's shareholders receive less than 50% of the voting stock of the surviving corporation, the sale or transfer of substantially all the Corporation's assets, certain acquisitions of more than 20% of the Common Stock by any person or group other than a person or group who owned more than 5% of the Common Stock as of the date of the agreements unless prior approval of the Board is received, certain instances in which the composition of the Corporation's Board of Directors changes by more than 50% during a two year period, or any other transaction that would constitute a change in control required to be reported by the Corporation in a proxy statement or the acquisition of control of the

Corporation under applicable federal banking laws. To be entitled for payments upon such a change in control, (a) the officer's employment must be terminated other than for cause, or (b) the officer must terminate his employment for good reason, in either case within one year following the change in control. "Cause" is defined generally as willful misconduct, use of narcotics or alcohol in a manner that affects the officer's duties, conviction of a felony or serious misdemeanor involving moral turpitude, embezzlement or theft or gross inattention or dereliction of duty. "Good reason" generally means a material reduction in the officer's duties or a change in title resulting in reduction of the officer's duties, a material reduction in salary or bonus, or the relocation of the officer to an area more than 30 miles from their primary employment location immediately preceding a change in control. The respective agreements of the named executive officers provide for continued payment of base salary and average bonus amounts, as well as certain continued benefits provided to employees generally, for a period of 24 months (35 months in the case of Mr. Kimbrough) following an event which would entitle such officer to payments under his agreement.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         Recommendations regarding the compensation of our executive officers generally are presented by the Compensation Committee to the entire Board of Directors for approval. The Senior Management Personnel Committee comprised of certain executive officers of the Corporation, prepares recommendations on salary grade ranges and merit increase guidelines for review and approval by the Compensation Committee as well as the annual budget request for salaries and benefits. The Senior Management Personnel Committee approves salaries for all personnel, with the exception of executive officers, within the parameters of the annual salary administration program. The Chief Executive Officer ("CEO") presents recommendations to the Compensation Committee for the annual salaries of all executive officers other than the CEO. The Compensation Committee, in turn, reviews and analyzes all information submitted to it. Thereafter the Compensation Committee determines its recommendations to the Board of Directors regarding compensation of all executive officers of the Corporation, including recommendations regarding the compensation of the CEO. During 1998, the Board of Directors approved all recommendations of the Compensation Committee.

         Set forth below is a report of the Compensation Committee regarding executive compensation for fiscal year 1998.

         Executive Compensation Policies and Program. Our executive compensation program is designed to

         -        Attract and retain qualified management;

         -        Enhance short-term financial gains; and

         -        Enhance long-term shareholder value.

         The total compensation package for our executives includes cash and equity-based compensation. Annual compensation may consist of a base salary, a bonus, grants of stock options and grants of restricted stock. Our policy is generally to provide base salary that might fall at or below the median base salary paid to comparable executives, while focusing more on incentive compensation that is linked to the performance of the Corporation. We strive, however, to provide each executive officer with total annual cash compensation (base salary and bonus) in an amount that would be paid on the open market for a fully qualified officer of that position.

         During 1997, the Corporation hired an independent consultant to review the Corporation's annual compensation package for its executive officers. This consultant generated a report (the "Report") that provided information for fiscal years 1995-1997 regarding the annual compensation (including base salaries and bonus), long-term compensation (including stock options) and total compensation for each of the chief executive officer, chief financial officer, chief operating officer and other most highly compensated persons employed by certain other financial institutions. The Report also set forth the maximum, minimum, average and median amounts of each such component of compensation. In general, the Compensation Committee used the information provided in the Report, adjusted for inflation, to maintain levels of total annual cash compensation for 1998 (salary and potential bonus amounts, each as discussed below) that fell at or slightly below the medians as set forth in the Report.

         The peer financial institutions considered by the consultant represent the top twenty publicly-traded financial institutions, measured by reference to return on average assets, with assets from $400 million to $1 billion. The institutions included in the Report are not necessarily the same group of institutions that comprise the Independent Bank Index in the Performance Graph contained elsewhere in this Proxy Statement.

         Base Salaries. Generally, the Compensation Committee determines the level of base salary for the CEO and the Corporation's three other executive officers and salary ranges for all other personnel, in each case based on competitive norms derived from periodic reports of consultants, such as that described above, as well as annual surveys published by several independent banking institutes or private companies specializing in financial analysis of financial institutions. The Compensation Committee also considers employment agreements, if any, which entitle executives to certain salaries and other benefits. Actual salary changes are based upon a written evaluation of each individual's performance based on numerous criteria and the weighing of such criteria using a previously established formula. In addition, with respect to each executive, including the CEO, the Compensation Committee considers the individual's performance, including that individual's total level of experience in the banking industry, his record of performance and contribution to our success relative to his job responsibilities and his overall service to us. During 1998, the Compensation Committee used the information set forth in the Report to maintain 1998 base salaries for our executive officers that were equal to or below the median salaries reported in the surveys.

         Bonuses. We also maintain the Executive Incentive Bonus Plan (the "Bonus Plan") for executive officers, from which performance-oriented bonuses may be paid to certain key executive officers in any given year. The Compensation Committee annually determines the executive officers eligible to participate in the Bonus Plan. In general, those executives that are considered to have major policy input with respect to the Corporation, or who are in a position to generate a major impact on our earnings, are selected to participate in the Bonus Plan. Actual bonuses paid pursuant to the Bonus Plan are based on various return on assets ("ROA") levels of the Corporation at fiscal year end. Ordinarily, no bonuses may be paid unless we reach a minimum ROA, determined at the beginning of each year.

         Pursuant to the Bonus Plan, the Compensation Committee annually establishes a bonus pool amount for each participating executive, which is equal to a given percentage of the base salary of that executive. The percentages are determined based on the executive's relative responsibilities and ability to impact the financial and operating performance of the Corporation. At year-end, the Compensation Committee applies a multiple to the bonus pool amounts to determine the actual amounts available to be awarded to participants. The multiple used is based on a scale of various ROA amounts as determined by the Compensation Committee at the beginning of a fiscal year. Of the amount eligible to be paid to a participant, 50% is paid to the executive on a non-discretionary basis. The remaining half of the eligible amount may be paid to the participant, in the discretion of the Compensation Committee, based on the participant's individual performance. When evaluating the performance of a participant, the Compensation Committee considers the Corporation's actual operating performance (such as reduced levels of past due loans, reduced levels of non-performing and restructured loans, improvements in asset quality and corresponding reductions in provision amounts, increased noninterest income and continued control of corporate expenses) in relation to its targeted long range action plan and the executive's ability to impact the various components of that plan. Other criteria considered include the executive's initiative, contribution to overall corporate performance and managerial ability.

         We achieved an ROA of 1.47% with respect to 1998. This ROA was marginally below the 1.50% minimum ROA established by the Compensation Committee at the beginning of the year for bonus eligibility. The Compensation Committee reviewed the efforts of the executive officers throughout the year, including the increased responsibilities involved with preparing for the merger with HFNC and subsequent assimilation of the businesses. The Compensation Committee also noted that the impact of the HFNC merger on ROA of the Corporation could not have been considered when the bonus-related ROA guidelines were established at the beginning of the year. Based on this review, the Compensation Committee decided to grant discretionary bonuses to the executive officers to reflect the increased responsibilities and efforts of the individuals involved and the successful consummation of the merger with HFNC. Given the ROA level achieved, the amounts of those discretionary bonuses were significantly less than in prior years.

         Equity Based Compensation. The final component of an executives' core annual compensation consists of stock options. This equity-based compensation is designed to be a long-term incentive for executives to enhance shareholder value. We maintain the Comprehensive Stock Option Plan (the "Stock Option Plan") pursuant to which we may grant stock options (both statutory and nonstatutory) to key employees. The Compensation Committee administers the Stock Option Plan in its sole discretion, including the determination of the individuals to whom options will be granted, the terms on which those options are granted and the number of shares subject to the options. In general, when determining the key employees to whom options shall be granted, the Compensation Committee considers an employees' relative job responsibilities and abilities to impact the financial and operating performance of the Corporation.

         When granting options, the Compensation Committee considers a formula whereby the aggregate value of options granted is based on a multiple of base salary. The multiples of base salaries, in turn, are determined based on the relative positions of the executives with the Corporation. Through this process, the Compensation Committee has made grants of stock options to executive officers once per year since 1992. In 1998, no grants were made to executive officers. Instead, the Compensation Committee deferred any decision regarding stock option grants until 1999.

         In addition to the Stock Option Plan, we maintain an employee stock purchase program pursuant to which options are granted periodically to all employees of the Corporation, including executive officers, at an exercise price equal to 90% (85% for the 1999 Employee Stock Purchase Plan) of the fair market value of the stock at the date of grant. The number of shares subject to options granted to each employee, including executive officers, is determined automatically based on base salary levels of all employees.

         We also maintain the Restricted Stock Award Program (the "Restricted Stock Program") administered by a committee comprised of the Compensation Committee and the other non-employee members of the Board of Directors (the "Restricted Stock Committee"). The Restricted Stock Committee administers the Restricted Stock Program in its sole discretion, including the determination of the individuals to whom restricted shares shall be awarded, the number of shares to be awarded, the restrictions to be applicable to such restricted shares, and all other terms of the awards, which need be the same for all recipients.

         Other. In addition to the above forms of compensation, we also provide group term life insurance for our employees, including executive officers. Executive officers generally also participate in the Retirement Savings Plan, pursuant to which (i) an eligible employee may elect to defer between 1% and 10% of compensation, (ii) we contribute annually a portion of a discretionary matching amount as determined by the Board of Directors from time to time, allocated to participants' accounts in proportion to their elective deferrals up to 6% for such year and (iii) we may contribute an additional discretionary amount, as determined by the Board of Directors from time to time, to the accounts of participants, based on the level of employee contributions, allocated to participants' accounts in proportion to their base compensation for the year. In addition, executive officers generally participate in the Money Purchase Pension Plan, pursuant to which the Corporation contributes annually to each participant's account 3% of the participant's base salary. Finally, certain of our executives, including the CEO, are parties to change in control agreements that provide for continued salary, bonus and benefits for a certain period of time upon termination of employment following a change in control of the Corporation, and certain executive officers may be a party to employment and/or salary continuation agreements.

         COMPENSATION OF CHIEF EXECUTIVE OFFICER. The Board of Directors determines the compensation of the CEO based upon recommendations of the Compensation Committee. The CEO's base salary is determined by a review of salaries of top executives of comparable financial institutions, using the process previously described. In keeping with our general policy with respect to base salary and bonus, the CEO's base salary is set at an amount which generally is lower than the base salaries for comparable executives. The Compensation Committee instead places more emphasis on available cash bonus, as a means of directly linking the CEO's total annual compensation to the performance of the Corporation. Total annual compensation for the CEO in 1998 was below the median for comparable executives as set forth in the Report. In January, 1999, the CEO was granted a discretionary bonus relating to 1998 performance. The bonus was payable in the form of $50,000 in cash and a grant of stock options on 8,842 shares of the Corporation's common stock under the Corporation's Stock Option Plan. In addition, in January, 1998, the Restricted Stock Committee made an award of 3,902 shares of restricted stock to the CEO pursuant to the Corporation's Restricted Stock Award Program. In determining the number of shares subject to the award so granted, the Restricted Stock Committee considered the CEO's responsibilities and potential contribution to the performance of the Corporation relative to that of the other executives.

Submitted by the Compensation Committee of the Board of Directors:

                  Michael R. Coltrane           J. Knox Hillman, Jr.
                  J. Roy Davis, Jr.             Jerry E. McGee
                  Frank H. Hawfield, Jr.


                      COMPENSATION COMMITTEE INTERLOCKS AND
                 INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         Michael R. Coltrane, a member of the Compensation Committee, served as Executive Vice President of the Corporation and FCNB until 1988.

                                PERFORMANCE GRAPH

         Set forth below is a line graph comparing the cumulative total shareholder return on the Common Stock with the Independent Bank Index, a published banking industry index, and the Standard & Poor's 500 Stock Index, a broad equity market index, assuming in each case the investment of $100 on December 31, 1993 and the reinvestment of dividends.


                                                              PERIOD ENDING
                             --------------------------------------------------------------------------------
INDEX                        12/31/1993    12/31/1994    12/31/1995     12/31/1996    12/31/1997   12/31/1998
                             ----------    ----------    ----------     ----------    ----------   ----------
First Charter Corporation       100.00        133.73        209.09        213.15         309.75      211.92
S&P 500                         100.00        101.32        139.39        171.26         228.42      293.69
First Charter Peer Group        100.00        100.49        130.40        161.96         259.34      259.88

                           FIRST CHARTER CORPORATION
                          Five-Year Performance Index

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         FCNB and Home Federal have had, and expect to have in the future, banking transactions in the ordinary course of business with directors, officers and principal shareholders of the Corporation and its subsidiaries and their associates. All loans and commitments included in these transactions were made and are expected to be made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other borrowers and did not and are not expected to involve more than the normal risk of collectibility or present other unfavorable features.

            RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have appointed KPMG, independent certified public accountants, as our auditors for 1999. KPMG has acted in this capacity since 1983. We have been advised by KPMG that neither the firm nor any of its members or associates has any direct financial interest or material indirect financial interest in the Corporation or our subsidiaries other than as its auditors. Although the selection and appointment of the independent auditors is not required to be submitted to a vote, we deem it advisable to obtain your ratification of this appointment. We understand that a representative from KPMG will be present at the shareholders' meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. WE RECOMMEND A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THIS FIRM AS INDEPENDENT AUDITORS OF THE CORPORATION FOR 1999. If you do not ratify the appointment of KPMG, we will consider a change in auditors for the next fiscal year.

                                  ANNUAL REPORT

         Our 1998 Annual Report, including financial statements, accompanies this Proxy Statement.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based upon our records, we believe that all Section 16 filing requirements of our directors and officers have been complied with on a timely basis for 1998 except that Mr. Dedmon filed a Form 4 showing a purchase of 2,000 shares 12 days late, Mr. McConnell filed a Form 4 showing a purchase of 1,650 shares 6 days late, Mr. Royal filed a Form 3 showing original holdings of 24,445 shares 8 days late and Mr. Kimbrough filed a Form 4 showing a purchase of 1,000 shares 9 days late.

                              SHAREHOLDER PROPOSALS

         The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement for the 2000 annual meeting of shareholders is November 21, 1999. Additionally, we must receive notice of any shareholder proposal to be submitted at the 2000 annual meeting of shareholders (but not required to be included in our proxy statement) by January 16, 2000, or such proposal will be considered untimely pursuant to

Rules 14a-4 and 14a-5(e) under the Exchange Act and the persons named in the proxies solicited by us may exercise discretionary voting authority with respect to such proposal.

                                    FORM 10-K

         COPIES OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO FIRST CHARTER CORPORATION, POST OFFICE BOX 228, CONCORD, NORTH CAROLINA 28026-0228,
ATTENTION: ROBERT O. BRATTON, CHIEF FINANCIAL OFFICER. COPIES OF EXHIBITS ARE AVAILABLE UPON PAYMENT OF $25.00 TO COVER THE COSTS OF REPRODUCTION.

                                 OTHER BUSINESS

         We know of no other matter to come before the meeting. However, if any other matter requiring a vote of the shareholders should arise, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

                                           By Order of the Board of Directors,




                                           James W. Townsend, Jr.
                                           Secretary

DATED:  March 22, 1999

                                REVOCABLE PROXY
                           FIRST CHARTER CORPORATION

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 27, 1999

         The undersigned hereby appoints Robert O. Bratton, David E. Keul and Ann C. Forrest, and each of them, with full power of substitution, proxies and agents of the undersigned to vote at the annual meeting of shareholders of First Charter Corporation (the "Corporation") to be held at The Charlotte Hilton at University Place, Charlotte, North Carolina, on April 27, 1999 at 5:00 PM, and at any adjournment thereof, all shares of common stock of the Corporation which the undersigned would be entitled to vote if personally present for the following matters.

The Board of Directors recommends a vote FOR each of the following:

                                             With-    For All
                                    For      hold     Except
1.  ELECTION OF DIRECTORS for       [ ]      [ ]      [ ]
    terms expiring in 2002.

William R. Black, John J. Godbold, Jr., John M. McCaskill and
Frank H. Hawfield, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write that (those) nominee's name(s) in the space provided below.

_______________________________________________________________________________

                                    For     Against   Abstain
2.  TO RATIFY THE APPOINTMENT       [ ]      [ ]      [ ]
    OF KPMG LLP as the independent
    public accountants to audit the books and affairs of the Corporation for the calendar year 1999.

3.  To transact such other business as properly may come before the meeting.

         In their discretion, the proxies are authorized to vote upon such other business as properly may come before the meeting.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the related Proxy Statement.

                                             ----------------------------------
Please be sure to sign and date              Date
this Proxy in the box below.
-------------------------------------------------------------------------------



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Shareholder sign above                       Co-holder (if any) sign above


   Detach above card, sign, date and mail in postage paid envelope provided.


                           FIRST CHARTER CORPORATION
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Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                              PLEASE ACT PROMPTLY
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